Exhibit 99.1

HERTZ REPORTS SECOND QUARTER RESULTS:
REVENUE OF $2.3 BILLION, NET INCOME OF $940 MILLION, ADJUSTED CORPORATE EBITDA OF $764 MILLION, OPERATING CASH FLOW OF $708 MILLION AND ADJUSTED FREE CASH FLOW OF $484 MILLION
____________________________________________________________________________

“Our second quarter results were impressive and position us well for the peak summer season,” said Stephen Scherr, Hertz chief executive officer. “We produced record Adjusted Corporate EBITDA and adjusted free cash flow, taking advantage of positive market conditions. The hard work of our team and the resulting financial performance provided us with the opportunity to pursue investments in technology and a younger fleet, while returning capital to shareholders.”

ESTERO, Fla, July 28, 2022 - Hertz Global Holdings, Inc. (NASDAQ: HTZ) ("Hertz", "Hertz Global" or the "Company") today reported results for its second quarter 2022.

HIGHLIGHTS

•Total revenues of $2.3 billion
•GAAP net income of $940 million, or $1.13 per diluted share
•Adjusted Net Income of $520 million, or $1.22 per adjusted diluted share (reflects adjustments for fair value remeasurements to outstanding public warrants and certain derivative contracts, among other items)
•Adjusted Corporate EBITDA of $764 million, a 33% margin
•Operating cash flow of $708 million, adjusted operating cash flow of $585 million
•Adjusted free cash flow of $484 million
•Corporate liquidity of $2.5 billion at June 30, including $1.0 billion in unrestricted cash
•Company repurchased 46.9 million common shares during the quarter

Revenue was $2.3 billion, up 25% year over year and 30% quarter over quarter, and Adjusted Corporate EBITDA was a second quarter record of $764 million. Adjusted free cash flow was a second quarter record of $484 million, reflecting increased free cash flow conversion. Our financial results for the second quarter reflect the continued strength of our underlying business, positive market forces and high demand for our services, as well as our team’s continued dedication to the customer. Results in the quarter further demonstrated the Company’s ability to deliver increased earnings and free cash flow, through efficient capital deployment, while still investing in our fleet and non-fleet capital assets.

SUMMARY RESULTS
_________________________________

	Three Months Ended June 30,		Percent Inc/(Dec) 2022 vs 2021
($ in millions, except earnings per share or where noted)	2022	2021
Hertz Global - Consolidated
Total revenues	$2,344	$1,873	25%
Adjusted net income (loss)(a)	$520	$408	27%
Adjusted diluted earnings (loss) per share(a)	$1.22	$2.55	(52)%
Adjusted Corporate EBITDA(a)	$764	$639	20%
Adjusted Corporate EBITDA Margin(a)	33%	34%

Average Vehicles (in whole units)	513,307	421,166	22%
Average Rentable Vehicles (in whole units)	490,236	413,957	18%
Vehicle Utilization	79%	79%
Transaction Days (in thousands)	35,444	29,885	19%
Total RPD (in dollars)(b)	$66.66	$62.22	7%
Total RPU Per Month (in whole dollars)(b)	$1,606	$1,497	7%
Depreciation Per Unit Per Month (in whole dollars)(b)	$71	$91	(22)%

Americas RAC Segment
Total revenues	$1,973	$1,643	20%
Adjusted EBITDA	$770	$664	16%
Adjusted EBITDA Margin	39%	40%

Average Vehicles (in whole units)	422,113	350,122	21%
Average Rentable Vehicles (in whole units)	399,588	344,150	16%
Vehicle Utilization	80%	80%
Transaction Days (in thousands)	29,160	24,992	17%
Total RPD (in dollars)(b)	$67.67	$65.70	3%
Total RPU Per Month (in whole dollars)(b)	$1,646	$1,590	4%
Depreciation Per Unit Per Month (in whole dollars)(b)	$49	$77	(36)%

International RAC Segment
Total revenues	$371	$230	61%
Adjusted EBITDA	$92	$(1)	NM
Adjusted EBITDA Margin	25%	—%

Average Vehicles (in whole units)	91,194	71,044	28%
Average Rentable Vehicles (in whole units)	90,648	69,807	30%
Vehicle Utilization	76%	77%
Transaction Days (in thousands)	6,284	4,893	28%
Total RPD (in dollars)(b)	$61.96	$44.45	39%
Total RPU Per Month (in whole dollars)(b)	$1,432	$1,039	38%
Depreciation Per Unit Per Month (in whole dollars)(b)	$172	$160	7%
NM - Not meaningful
NOTE: Hertz Global - consolidated key metrics reflect global rental car operations only and exclude Donlen fleet management and leasing
(a)    Represents a non-GAAP measure. See the accompanying reconciliations included in Supplemental Schedule II.
(b)    Based on December 31, 2021 foreign exchange rates.

LIQUIDITY AND CAPITAL RESOURCES
___________________________________________________________

During the second quarter 2022, the Company completed the $2 billion share repurchase program announced in November 2021, having repurchased 97.8 million cumulative shares. The Company also announced the authorization of a new $2 billion program and have repurchased approximately 9.3 million shares with $1.8 billion remaining under the new plan as of July 21, 2022.

During the second quarter 2022, the Company also took a series of actions to enhance its liquidity and capital allocation flexibility:

•The Company successfully increased the aggregate committed amount of its first lien revolving credit facility ("First Lien RCF") from $1.5 billion to $1.9 billion and the sublimit for letters of credit from $1.4 billion to $1.8 billion.

•The Company successfully increased the maximum principal amount that may be outstanding under its Series 2021-A Notes from $3.2 billion to $3.8 billion and extended the maturity date of the Class A tranche to June 2024.

•The Company entered into the Repurchase Facility, under which the Company may execute repurchase transactions for its retained HVF III Series 2022 Class D Notes. As of June 30, 2022, $236 million was outstanding under this facility at a rate of SOFR plus 150 basis points.

•And, the Company amended its Canadian Securitization to provide for aggregate maximum borrowings of CAD$450 million, for a seasonal commitment period through November 2022. Following the expiration of the seasonal commitment period, aggregate maximum borrowings will revert to CAD$350 million. The Canadian Securitization was also amended to extend the maturity to June 2024.

The Company's liquidity position was $2.5 billion at June 30, 2022, of which $1.0 billion was unrestricted cash.

In July 2022, Hertz increased the aggregate committed amount of the First Lien RCF by $55 million where the aggregate committed amount remains at $1.9 billion and the sublimit for letters of credit by $55 million where the aggregate sublimit remains at $1.8 billion.

Also in July 2022, an increase to the commitments for the Series 2021-A Notes was made, increasing the maximum principal amount that may be outstanding from $3.8 billion to $3.9 billion.

EARNINGS WEBCAST INFORMATION
__________________________________________________________

Hertz Global's live webcast and conference call to discuss its second quarter 2022 results will be held on July 28, 2022, at 8:30 a.m. Eastern Time. The conference call will be broadcast live in listen-only mode on the company’s investor relations website at IR.Hertz.com. If you would like to access the call by phone and ask a question, please go to https://register.vevent.com/register/BI2433af661d3d4b639a2e3512a894d4d6, and you will be provided with dial in details. Investors are encouraged to dial-in approximately 15 minutes prior to the call. A web replay will remain available on the website for approximately one year. The earnings release and related supplemental schedules containing the reconciliations of non-GAAP measures will be available on the Hertz website, IR.Hertz.com.

UNAUDITED FINANCIAL DATA, SUPPLEMENTAL SCHEDULES, NON-GAAP MEASURES AND DEFINITIONS
_________________________________________________________________________________________________________________________________________________________

Following is selected financial data of Hertz Global. Also included are Supplemental Schedules, which are provided to present segment results, and reconciliations of non-GAAP measures to their most comparable GAAP measure. Following the Supplemental Schedules, the Company provides definitions for terminology used throughout the earnings release and its view of the usefulness of non-GAAP measures to investors and management.

In the first quarter of 2022, the Company began using Average Rentable Vehicles when calculating Available Car Days, Total RPU and Utilization instead of Average Vehicles. Average Rentable Vehicles excludes vehicles for sale on the Company’s retail lots or actively in the process of being sold through other disposition channels. Prior periods have been restated to conform with the revisions, as appropriate. The Company has also restated historical quarterly and annual periods beginning with first quarter 2019 to reflect this change and has posted this information to its investor relations website at IR.Hertz.com.

ABOUT HERTZ
________________________

The Hertz Corporation, a subsidiary of Hertz Global Holdings, Inc., operates the Hertz, Dollar and Thrifty vehicle rental brands throughout North America, Europe, the Caribbean, Latin America, Africa, the Middle East, Asia, Australia and New Zealand. The Hertz Corporation is one of the largest worldwide vehicle rental companies, and the Hertz brand is one of the most recognized globally. Additionally, The Hertz Corporation owns and operates the Firefly vehicle rental brand and Hertz 24/7 car sharing business in international markets and sells vehicles through Hertz Car Sales. For more information about The Hertz Corporation, visit www.hertz.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
________________________________________________________________________________________________________

Certain statements contained or incorporated by reference in this release, and in related comments by the Company’s management, include “forward-looking statements.” Forward-looking statements include information concerning the Company’s liquidity and its possible or assumed future results of operations, including descriptions of its business strategies. These statements often include words such as “believe,” “expect,” “project,” “potential,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts,” "guidance" or similar expressions. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate in these circumstances. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and that the Company’s actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on Form 10-K, 10-Q and 8-K filed or furnished to the SEC.

Important factors that could affect the Company's actual results and cause them to differ materially from those expressed in forward-looking statements include, among other things:
•the length and severity of COVID-19 and the impact on the Company's vehicle rental business as a result of travel restrictions and business closures or disruptions, as well as the impact on its employee retention and talent management strategies;
•the impact of macroeconomic conditions resulting in inflationary cost pressures resulting in labor and supply chain constraints, increased vehicle acquisition costs, and reductions in travel demand, among others;
•the Company's ability to purchase adequate supplies of competitively priced vehicles at a reasonable cost as a result of the continuing global semiconductor microchip manufacturing shortage (the "Chip Shortage") and other raw material supply constraints;
•the impact of the conflict between Russia and Ukraine on supply chains and raw materials for the automotive industry and uncertainty on overall consumer sentiment and travel demand, especially in Europe;

•the impact on the value of the Company's non-program vehicles upon disposition when the Chip Shortage and other raw material supply constraints are alleviated;
•the Company's ability to attract and retain key employees;
•levels of travel demand, particularly business and leisure travel in the U.S. and in global markets;
•significant changes in the competitive environment and the effect of competition in the Company's markets on rental volume and pricing;
•occurrences that disrupt rental activity during the Company's peak periods;
•the Company's ability to accurately estimate future levels of rental activity and adjust the number and mix of vehicles used in its rental operations accordingly;
•the Company's ability to implement its business strategy, including its ability to implement plans to support a large scale electric vehicle fleet and to play a central role in the modern mobility ecosystem;
•the Company's ability to adequately respond to changes in technology, customer demands and market competition;
•the mix of program and non-program vehicles in the Company's fleet can lead to increased exposure to residual risk;
•the Company's ability to dispose of vehicles in the used-vehicle market and use the proceeds of such sales to acquire replacement vehicles;
•financial instability of the manufacturers of the Company's vehicles, which could impact its ability to fulfill obligations under repurchase or guaranteed depreciation programs;
•an increase in the Company's vehicle costs or disruption to its rental activity due to safety recalls by the manufacturers of its vehicles;
•the Company's access to third-party distribution channels and related prices, commission structures and transaction volumes;
•the Company's ability to offer an excellent customer experience, and retain and increase customer loyalty and market share;
•the Company's ability to maintain its network of leases and vehicle rental concessions at airports in the U.S. and internationally;
•the Company's ability to maintain favorable brand recognition and a coordinated branding and portfolio strategy;
•major disruption in the Company's communication or centralized information networks or a failure to maintain, upgrade and consolidate its information technology systems;
•the Company's ability to prevent the misuse or theft of information it possesses, including as a result of cyber security breaches and other security threats, as well as its ability to comply with privacy regulations;
•risks associated with operating in many different countries, including the risk of a violation or alleged violation of applicable anti-corruption or anti-bribery laws and the Company's ability to repatriate cash from non-U.S. affiliates without adverse tax consequences;
•the Company's ability to utilize its net operating loss carryforwards;
•risks relating to tax laws, including those that affect the Company's ability to deduct certain business interest expenses and offset previously-deferred tax gains, as well as any adverse determinations or rulings by tax authorities;
•changes in laws, regulations, policies or other activities of governments, agencies and similar organizations, including those related to accounting principles, that affect the Company's operations, its costs or applicable tax rates;
•the recoverability of the Company's goodwill and indefinite-lived intangible assets when performing impairment analysis;

•costs and risks associated with potential litigation and investigations, compliance with and changes in laws and regulations and potential exposures under environmental laws and regulations; and
•the availability of additional or continued sources of financing for the Company's revenue earning vehicles and to refinance its existing indebtedness.

Additional information concerning these and other factors can be found in the Company's filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date of this release, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
________________________________________________________________________________________________________________________________________________________

CONTACTS:

Hertz Investor Relations:	Hertz Media Relations:
investorrelations@hertz.com	mediarelations@hertz.com

UNAUDITED FINANCIAL INFORMATION
____________________________________________________________

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per share data)	2022	2021	2022	2021
Revenues	$2,344	$1,873	$4,154	$3,161
Expenses:
Direct vehicle and operating	1,199	946	2,252	1,724
Depreciation of revenue earning vehicles and lease charges, net	106	116	47	359
Depreciation and amortization of non-vehicle assets	36	50	69	104
Selling, general and administrative	257	172	492	321
Interest expense, net:
Vehicle	45	98	50	202
Non-vehicle	41	91	80	135
Total interest expense, net	86	189	130	337
Other (income) expense, net	2	(10)	—	(13)
Reorganization items, net	—	633	—	677
(Gain) from the sale of a business	—	(8)	—	(400)
Change in fair value of Public Warrants	(461)	—	(511)	—
Total expenses	1,225	2,088	2,479	3,109
Income (loss) before income taxes	1,119	(215)	1,675	52
Income tax (provision) benefit	(179)	46	(309)	(33)
Net income (loss)	940	(169)	1,366	19
Net (income) loss attributable to noncontrolling interests	—	1	—	2
Net income (loss) attributable to Hertz Global	$940	$(168)	$1,366	$21
Weighted average number of shares outstanding:
Basic	398	160	415	158
Diluted	424	160	443	158
Earnings (loss) per share:
Basic	$2.36	$(1.05)	$3.29	$0.13
Diluted	$1.13	$(1.05)	$1.93	$0.13

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In millions, except par value and share data)	June 30, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$1,041	$2,258
Restricted cash and cash equivalents:
Vehicle	221	77
Non-vehicle	301	316
Total restricted cash and cash equivalents	522	393
Total cash and cash equivalents and restricted cash and cash equivalents	1,563	2,651
Receivables:
Vehicle	136	62
Non-vehicle, net of allowance of $42 and $48, respectively	839	696
Total receivables, net	975	758
Prepaid expenses and other assets	1,094	1,017
Revenue earning vehicles:
Vehicles	13,962	10,836
Less: accumulated depreciation	(1,632)	(1,610)
Total revenue earning vehicles, net	12,330	9,226
Property and equipment, net	605	608
Operating lease right-of-use assets	1,562	1,566
Intangible assets, net	2,893	2,912
Goodwill	1,044	1,045
Total assets	$22,066	$19,783
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable:
Vehicle	$182	$56
Non-vehicle	477	516
Total accounts payable	659	572
Accrued liabilities	1,048	863
Accrued taxes, net	206	157
Debt:
Vehicle	10,411	7,921
Non-vehicle	2,981	2,986
Total debt	13,392	10,907
Public Warrants	811	1,324
Operating lease liabilities	1,493	1,510
Self-insured liabilities	470	463
Deferred income taxes, net	1,258	1,010
Total liabilities	19,337	16,806
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 477,722,177 and 477,233,278 shares issued, respectively, and 368,386,372 and 449,782,424 shares outstanding, respectively	5	5
Treasury stock, at cost, 109,335,805 and 27,450,854 common shares, respectively	(2,321)	(708)
Additional paid-in capital	6,274	6,209
Retained earnings (Accumulated deficit)	(949)	(2,315)
Accumulated other comprehensive income (loss)	(280)	(214)
Total stockholders' equity	2,729	2,977
Total liabilities and stockholders' equity	$22,066	$19,783

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2022	2021	2022	2021
Cash flows from operating activities:
Net income (loss)	$940	$(170)	$1,366	$19
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and reserves for revenue earning vehicles	165	145	145	420
Depreciation and amortization, non-vehicle	36	50	69	104
Amortization of deferred financing costs and debt discount (premium)	14	64	25	98
Loss on extinguishment of debt	—	8	—	8
Stock-based compensation charges	36	—	64	2
Provision for receivables allowance	10	35	23	64
Deferred income taxes, net	146	(78)	249	(16)
Reorganization items, net	—	329	—	314
(Gain) loss from the sale of a business	—	(8)	—	(400)
Change in fair value of Public Warrants	(461)	—	(511)	—
(Gain) loss on financial instruments	(21)	1	(65)	2
Other	(2)	(8)	(3)	(10)
Changes in assets and liabilities:
Non-vehicle receivables	(157)	(141)	(200)	(214)
Prepaid expenses and other assets	(47)	20	(87)	(67)
Operating lease right-of-use assets	7	76	79	154
Non-vehicle accounts payable	(83)	54	(32)	94
Accrued liabilities	109	(73)	233	(11)
Accrued taxes, net	22	55	52	91
Operating lease liabilities	(13)	(82)	(93)	(160)
Self-insured liabilities	7	(12)	15	(27)
Net cash provided by (used in) operating activities	708	265	1,329	465
Cash flows from investing activities:
Revenue earning vehicles expenditures	(3,104)	(2,619)	(6,089)	(4,136)
Proceeds from disposal of revenue earning vehicles	1,416	513	2,887	1,199
Non-vehicle capital asset expenditures	(29)	(8)	(59)	(17)
Proceeds from non-vehicle capital assets disposed of or to be disposed of	5	6	6	10
Collateral payments	—	(303)	—	(303)
Collateral returned in exchange for letters of credit	2	114	19	114
Return of (investment in) equity investments	—	—	(15)	—
Proceeds from the sale of a business, net of cash sold	—	—	—	818
Other	—	(1)	—	(1)
Net cash provided by (used in) investing activities	(1,710)	(2,298)	(3,251)	(2,316)
Cash flows from financing activities:
Proceeds from issuance of vehicle debt	2,699	7,843	7,379	8,939
Repayments of vehicle debt	(1,332)	(7,174)	(4,824)	(8,120)
Proceeds from issuance of non-vehicle debt	—	2,579	—	3,139
Repayments of non-vehicle debt	(5)	(6,340)	(10)	(6,341)
Payment of financing costs	(14)	(144)	(38)	(151)
Proceeds from Plan Sponsors	—	2,781	—	2,781
Proceeds from Rights Offering, net	—	1,635	—	1,635
Proceeds from the issuance of preferred stock, net	—	1,433	—	1,433
Distributions to common stockholders	—	(239)	—	(239)
Proceeds from exercises of Public Warrants	—	—	3	—
Share repurchases	(881)	—	(1,647)	—
Early redemption payments	—	(85)	—	(85)
Contributions from (distributions to) noncontrolling interests	—	(5)	—	(15)
Other	—	—	(4)	—
Net cash provided by (used in) financing activities	467	2,284	859	2,976

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2022	2021	2022	2021
Effect of foreign currency exchange rate changes on cash and cash equivalents and restricted cash and cash equivalents	(24)	4	(25)	(8)
Net increase (decrease) in cash and cash equivalents and restricted cash and cash equivalents during the period	(559)	255	(1,088)	1,117
Cash and cash equivalents and restricted cash and cash equivalents at beginning of period(a)	2,122	2,440	2,651	1,578
Cash and cash equivalents and restricted cash and cash equivalents at end of period	$1,563	$2,695	$1,563	$2,695
(a)    Amounts include cash and cash equivalents and restricted cash and cash equivalents of Donlen which were held for sale as of December 31, 2020.

Supplemental Schedule I
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited
______________________________________________________________________________________________________________________________________________________________________________________________________________

	Three Months Ended June 30, 2022				Three Months Ended June 30, 2021
(In millions)	Americas RAC	International RAC	Corporate	Hertz Global	Americas RAC	International RAC	All other operations	Corporate	Hertz Global
Revenues	$1,973	$371	$—	$2,344	$1,643	$230	$—	$—	$1,873
Expenses:
Direct vehicle and operating	1,002	197	—	1,199	793	154	—	(1)	946
Depreciation of revenue earning vehicles and lease charges, net	61	45	—	106	80	36	—	—	116
Depreciation and amortization of non-vehicle assets	30	4	2	36	43	4	—	3	50
Selling, general and administrative	99	47	111	257	69	40	—	63	172
Interest expense, net:
Vehicle	35	10	—	45	77	21	—	—	98
Non-vehicle	(13)	—	54	41	(3)	—	—	94	91
Total interest expense, net	22	10	54	86	74	21	—	94	189
Other (income) expense, net	(1)	(4)	7	2	(6)	(1)	—	(3)	(10)
Reorganization items, net	—	—	—	—	94	12	—	527	633
(Gain) from the sale of a business	—	—	—	—	—	—	—	(8)	(8)
Change in fair value of Public Warrants	—	—	(461)	(461)	—	—	—	—	—
Total expenses	1,213	299	(287)	1,225	1,147	266	—	675	2,088
Income (loss) before income taxes	$760	$72	$287	1,119	$496	$(36)	$—	$(675)	(215)
Income tax (provision) benefit				(179)					46
Net income (loss)				940					(169)
Net (income) loss attributable to noncontrolling interests				—					1
Net income (loss) attributable to Hertz Global				$940					$(168)
NOTE: Effective in the second quarter of 2021, as a result of the sale of the Company's Donlen fleet management and leasing business on March 30, 2021, the All Other Operations reportable segment, which consisted primarily of the former Donlen business, was no longer deemed a reportable segment.

Supplemental Schedule I (continued)
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited
______________________________________________________________________________________________________________________________________________________________________________________________________________

	Six Months Ended June 30, 2022				Six Months Ended June 30, 2021
(In millions)	Americas RAC	International RAC	Corporate	Hertz Global	Americas RAC	International RAC	All other operations	Corporate	Hertz Global
Revenues	$3,531	$623	$—	$4,154	$2,610	$415	$136	$—	$3,161
Expenses:
Direct vehicle and operating	1,905	348	(1)	2,252	1,434	279	5	6	1,724
Depreciation of revenue earning vehicles and lease charges	(32)	79	—	47	290	69	—	—	359
Depreciation and amortization of non-vehicle assets	56	7	6	69	87	9	2	6	104
Selling, general and administrative	185	89	218	492	121	70	10	120	321
Interest expense, net:
Vehicle	37	13	—	50	149	41	12	—	202
Non-vehicle	(21)	—	101	80	(5)	1	1	138	135
Total interest expense, net	16	13	101	130	144	42	13	138	337
Other (income) expense, net	(2)	(7)	9	—	(7)	(1)	—	(5)	(13)
Reorganization items, net	—	—	—	—	80	12	(1)	586	677
(Gain) from the sale of a business	—	—	—	—	—	—	—	(400)	(400)
Change in fair value of Public Warrants	—	—	(511)	(511)	—	—	—	—	—
Total expenses	2,128	529	(178)	2,479	2,149	480	29	451	3,109
Income (loss) before income taxes	$1,403	$94	$178	1,675	$461	$(65)	$107	$(451)	52
Income tax (provision) benefit				(309)					(33)
Net income (loss)				1,366					19
Net (income) loss attributable to noncontrolling interests				—					2
Net income (loss) attributable to Hertz Global				$1,366					$21
NOTE: Effective in the second quarter of 2021, as a result of the sale of the Company's Donlen fleet management and leasing business on March 30, 2021, the All Other Operations reportable segment, which consisted primarily of the former Donlen business, was no longer deemed a reportable segment.

Supplemental Schedule II
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - ADJUSTED NET INCOME (LOSS), ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE AND ADJUSTED CORPORATE EBITDA
Unaudited
______________________________________________________________________________________________________________________________________________________________________________________________________________

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per share data)	2022	2021	2022	2021
Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share:
Net income (loss) attributable to Hertz Global	$940	$(168)	$1,366	$21
Adjustments:
Income tax provision (benefit)	179	(46)	309	33
Vehicle and non-vehicle debt-related charges(a)(m)	14	68	26	104
Restructuring and restructuring related charges(b)	15	37	21	50
Acquisition accounting-related depreciation and amortization(c)	—	12	1	25
Reorganization items, net(d)	—	633	—	677
Pre-reorganization and non-debtor financing charges(e)	—	17	—	40
Gain from the Donlen Sale(f)	—	(8)	—	(400)
Unrealized (gains) losses on financial instruments(g)	(21)	—	(65)	—
Change in fair value of Public Warrants	(461)	—	(511)	—
Other items(h)(n)	27	6	83	(78)
Adjusted pre-tax income (loss)(i)	693	551	1,230	472
Income tax (provision) benefit on adjusted pre-tax income (loss)(j)	(173)	(143)	(307)	(123)
Adjusted Net Income (Loss)	$520	$408	$923	$349
Weighted-average number of diluted shares outstanding	424	160	443	158
Adjusted Diluted Earnings (Loss) Per Share(k)	$1.22	$2.55	$2.08	$2.20
Adjusted Corporate EBITDA:
Net income (loss) attributable to Hertz Global	$940	$(168)	$1,366	$21
Adjustments:
Income tax provision (benefit)	179	(46)	309	33
Non-vehicle depreciation and amortization(l)	36	50	69	104
Non-vehicle debt interest, net	41	91	80	135
Vehicle debt-related charges(a)(m)	9	26	16	54
Restructuring and restructuring related charges(b)	15	37	21	50
Reorganization items, net(d)	—	633	—	677
Pre-reorganization and non-debtor financing charges(e)	—	17	—	40
Gain from the Donlen Sale(f)	—	(8)	—	(400)
Unrealized (gains) losses on financial instruments(g)	(21)	—	(65)	—
Change in fair value of Public Warrants	(461)	—	(511)	—
Other items(h)(o)	26	7	93	(72)
Adjusted Corporate EBITDA	$764	$639	$1,378	$642
,

Supplemental Schedule II (continued)

(a)Represents debt-related charges relating to the amortization of deferred financing costs and debt discounts and premiums.
(b)Represents charges incurred under restructuring actions as defined in U.S. GAAP, excluding impairments and asset write-downs. Also includes restructuring related charges such as incremental costs incurred directly supporting business transformation initiatives. For the three and six months ended June 30, 2022, charges incurred related primarily to International RAC. For the three months ended June 30, 2021, charges incurred were $19 million, $10 million and $8 million for Corporate, International RAC and Americas RAC, respectively. For the six months ended June 30, 2021, charges incurred were $25 million, $17 million and $8 million for Corporate, International RAC and Americas RAC, respectively.
(c)Represents incremental expense associated with the amortization of other intangible assets and depreciation of property and equipment relating to acquisition accounting.
(d)Represents charges incurred associated with the Reorganization and emergence from Chapter 11. The charges relate primarily to Corporate.

(in millions)	Three Months Ended June 30, 2021	Six Months Ended June 30, 2021
Professional fees and other bankruptcy related costs	$199	$257
Loss on extinguishment of debt	191	191
Backstop fee	164	164
Breakup fee	77	77
Contract settlements	25	25
Cancellation of share-based compensation grants	(10)	(10)
Net gain on settlement of liabilities subject to compromise	(11)	(22)
Other, net	(2)	(5)
Reorganization items, net	$633	$677
(e)    Represents charges incurred prior to the filing of the Chapter 11 Cases comprised of preparation charges for the Reorganization, such as professional fees. Also includes, certain non-debtor financing and professional fee charges. The amounts incurred for Americas RAC, International RAC and Corporate were $8 million, $2 million, and $7 million for the three months ended June 30, 2021, respectively. For Americas RAC, International RAC, All other operations and Corporate were $17 million, $5 million, $2 million and $17 million for the six months ended June 30, 2021, respectively.
(f)    Represents the gain from the sale of the Company's Donlen business on March 30, 2021, primarily associated with Corporate.
(g)    Represents unrealized gains (losses) on derivative financial instruments, primarily associated with Americas RAC.
(h)    Represents miscellaneous items. For 2022, primarily includes bankruptcy claims, certain professional fees and charges related to the settlement of bankruptcy claims. For 2021, includes $100 million due to the suspension of depreciation in the first half of the year for the Donlen leasing and fleet management operations while classified as held for sale in all other operations, partially offset by letter of credit fees recorded in the first half of the year in Corporate and charges for a multiemployer pension plan withdrawal liability recorded in the first quarter in Corporate.

(i)    Adjustments by caption on a pre-tax basis were as follows:

Increase (decrease) to expenses	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2022	2021	2022	2021
Direct vehicle and operating	$(19)	$(28)	$(21)	$59
Selling, general and administrative	(6)	(36)	(11)	(67)
Interest expense, net:
Vehicle	(9)	(34)	(16)	(73)
Non-vehicle	(8)	(44)	(14)	(50)
Total interest expense, net	(17)	(78)	(30)	(123)
Other income (expense), net	7	2	(4)	(10)
Reorganization items, net	—	(633)	—	(677)
Gain from the Donlen Sale	—	8	—	400
Change in fair value of Public Warrants	461	—	511	—
Total adjustments	$426	$(765)	$445	$(418)
(j)    Derived utilizing a combined statutory rate of 25% and 26% for the three and six months ended June 30, 2022 and 2021, respectively, applied to the respective Adjusted Pre-tax Income (Loss).
(k)    Adjustments used to reconcile diluted earnings (loss) per share on a GAAP basis to Adjusted Diluted Earnings (Loss) Per Share are comprised of the same adjustments, inclusive of the tax impact, used to reconcile net income (loss) to Adjusted Net Income (Loss) divided by the weighted-average diluted shares outstanding during the period.
(l)    Non-vehicle depreciation and amortization expense for Americas RAC, International RAC and Corporate for the three months ended June 30, 2022 was $30 million, $4 million and $2 million, respectively. For the three months ended June 30, 2021 was $43 million, $4 million, and $3 million for Americas RAC, International RAC and Corporate, respectively. Non-vehicle depreciation and amortization for Americas RAC, International RAC and Corporate for the six months ended June 30, 2022 were $56 million, $7 million and $6 million, respectively. For the six months ended June 30, 2021 were $87 million, $9 million, $2 million and $6 million, respectively, for Americas RAC, International RAC, All other operations and Corporate.
(m)    Vehicle debt-related charges for Americas RAC and International RAC for the three months ended June 30, 2022 were $3 million and $6 million, respectively, and were $21 million and $5 million, respectively, for the three months ended June 30, 2021. Vehicle debt-related charges for Americas RAC and International RAC for the six months ended June 30, 2022 were $9 million and $7 million, respectively. For the six months ended June 30, 2021, vehicle debt-related charges for Americas RAC, International RAC and All other operations were $42 million, $10 million and $2 million, respectively.
(n)    In 2022, includes letter of credit fees recorded in Corporate.
(o)    In 2022, includes an adjustment for certain non-cash stock-based compensation charges recorded in Corporate.

Supplemental Schedule III
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - ADJUSTED OPERATING CASH FLOW
AND ADJUSTED FREE CASH FLOW
Unaudited
________________________________________________________________________________________________________________________________________________________

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2022	2021	2022	2021
ADJUSTED OPERATING CASH FLOW AND ADJUSTED FREE CASH FLOW:
Net cash provided by (used in) operating activities	$708	$265	$1,329	$465
Depreciation and reserves for revenue earning vehicles	(165)	(145)	(145)	(420)
Bankruptcy related payments - post emergence	42	—	78	—
Adjusted operating cash flow	585	120	1,262	45
Non-vehicle capital asset expenditures, net	(24)	(2)	(53)	(7)
Adjusted operating cash flow before vehicle investment	561	118	1,209	38
Net fleet growth after financing	(77)	(1,420)	(646)	(1,827)
Noncontrolling interests	—	(4)	—	(7)
Adjusted free cash flow	$484	$(1,306)	$563	$(1,796)

CALCULATION OF NET FLEET GROWTH AFTER FINANCING:
Revenue earning vehicles expenditures	$(3,104)	$(2,619)	$(6,089)	$(4,136)
Proceeds from disposal of revenue earning vehicles	1,416	513	2,887	1,199
Revenue earning vehicles capital expenditures, net	(1,688)	(2,106)	(3,202)	(2,937)
Depreciation and reserves for revenue earning vehicles	165	145	145	420
Financing activity related to vehicles:
Borrowings	2,699	7,843	7,379	$8,939
Payments	(1,332)	(7,174)	(4,824)	$(8,120)
Restricted cash changes, vehicle	79	(128)	(144)	$(129)
Net financing activity related to vehicles	1,446	541	2,411	690
Net fleet growth after financing	$(77)	$(1,420)	$(646)	$(1,827)

Supplemental Schedule IV
HERTZ GLOBAL HOLDINGS, INC.
NET DEBT CALCULATION
Unaudited
______________________________________________________________________________________________________________________________________________________________________________________________________________

	As of June 30, 2022			As of December 31, 2021
(In millions)	Vehicle	Non-Vehicle	Total	Vehicle	Non-Vehicle	Total
Term loans	$—	$1,532	$1,532	$—	$1,539	$1,539
Senior notes	—	1,500	1,500	—	1,500	1,500
U.S. vehicle financing (HVF III)	9,233	—	9,233	7,001	—	7,001
International vehicle financing (Various)	1,147	—	1,147	860	—	860
Other debt	82	13	95	93	16	109
Debt issue costs, discounts and premiums	(51)	(64)	(115)	(33)	(69)	(102)
Debt as reported in the balance sheet	10,411	2,981	13,392	7,921	2,986	10,907
Add:
Debt issue costs, discounts and premiums	51	64	115	33	69	102
Less:
Cash and cash equivalents	—	1,041	1,041	—	2,258	2,258
Restricted cash	221	—	221	77	—	77
Restricted cash and restricted cash equivalents associated with Term C Loan	—	245	245	—	245	245
Net Debt	$10,241	$1,759	$12,000	$7,877	$552	$8,429

Corporate leverage ratio(a)		0.6x			0.3x
(a)    Corporate leverage ratio is calculated as non-vehicle net debt divided by LTM Adjusted Corporate EBITDA.

Supplemental Schedule V
HERTZ GLOBAL HOLDINGS, INC.
KEY METRICS CALCULATIONS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
________________________________________________________________________________________________________________________________________________________

Global RAC

	Three Months Ended June 30,		Percent Inc/(Dec)	Six Months Ended June 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2022	2021		2022	2021
Total RPD
Revenues	$2,344	$1,873		$4,154	$3,025
Foreign currency adjustment(a)	19	(14)		21	(23)
Total Revenues - adjusted for foreign currency	$2,363	$1,859		$4,175	$3,002
Transaction Days (in thousands)	35,444	29,885		66,065	54,534
Total RPD (in dollars)(b)	$66.66	$62.22	7%	$63.19	$55.05	15%

Total Revenue Per Unit Per Month
Total Revenues - adjusted for foreign currency	$2,363	$1,859		$4,175	$3,002
Average Rentable Vehicles (in whole units)(c)	490,236	413,957		472,871	387,710
Total revenue per unit (in whole dollars)	$4,819	$4,492		$8,828	$7,743
Number of months in period (in whole units)	3	3		6	6
Total RPU Per Month (in whole dollars)(b)(c)	$1,606	$1,497	7%	$1,471	$1,290	14%

Vehicle Utilization
Transaction Days (in thousands)	35,444	29,885		66,065	54,534
Average Rentable Vehicles (in whole units)(c)	490,236	413,957		472,871	387,710
Number of days in period (in whole units)	91	91		181	181
Available Car Days (in thousands)	44,615	37,671		85,616	70,216
Vehicle Utilization(c)(d)	79%	79%		77%	78%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$106	$116		$47	$359
Foreign currency adjustment(a)	3	(1)		3	(3)
Adjusted depreciation of revenue earning vehicles and lease charges	$109	$115		$50	$356
Average Vehicles (in whole units)	513,307	421,166		497,259	394,383
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$213	$273		$100	$903
Number of months in period (in whole units)	3	3		6	6
Depreciation Per Unit Per Month (in whole dollars)	$71	$91	(22)%	$17	$151	(89)%
Note: Global RAC represents Americas RAC and International RAC segment information on a combined basis and excludes Corporate and the Company's former Donlen leasing operations which were sold on March 30, 2021.

(a)Based on December 31, 2021 foreign exchange rates.
(b)Effective in the third quarter of 2021, the Company revised its calculation of Total RPD and Total RPU to include ancillary retail vehicle sales revenues.
(c)Effective in the first quarter of 2022, the Company revised its calculation of Total RPU and Vehicle Utilization to use Average Rentable Vehicles in the denominator which excludes vehicles for sale on the Company's retail lots or actively in the process of being sold through other disposition channels.
(d)Calculated as Transaction Days divided by Available Car Days.

Supplemental Schedule V (continued)
HERTZ GLOBAL HOLDINGS, INC.
KEY METRICS CALCULATIONS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
________________________________________________________________________________________________________________________________________________________

Americas RAC

	Three Months Ended June 30,		Percent Inc/(Dec)	Six Months Ended June 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2022	2021		2022	2021
Total RPD
Revenues	$1,973	$1,643		$3,531	$2,610
Foreign currency adjustment(a)	—	(1)		—	(1)
Total Revenues - adjusted for foreign currency	$1,973	$1,642		$3,531	$2,609
Transaction Days (in thousands)	29,160	24,992		54,739	45,243
Total RPD (in dollars)(b)	$67.67	$65.70	3%	$64.50	$57.67	12%

Total Revenue Per Unit Per Month
Total Revenues - adjusted for foreign currency	$1,973	$1,642		$3,531	$2,609
Average Rentable Vehicles (in whole units)(c)	399,588	344,150		386,363	320,232
Total revenue per unit (in whole dollars)	$4,938	$4,771		$9,139	$8,147
Number of months in period (in whole units)	3	3		6	6
Total RPU Per Month (in whole dollars)(b)(c)	$1,646	$1,590	4%	$1,523	$1,358	12%

Vehicle Utilization
Transaction Days (in thousands)	29,160	24,992		54,739	45,243
Average Rentable Vehicles (in whole units)(c)	399,588	344,150		386,363	320,232
Number of days in period (in whole units)	91	91		181	181
Available Car Days (in thousands)	36,366	31,319		69,952	58,000
Vehicle Utilization(c)(d)	80%	80%		78%	78%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$61	$80		$(32)	$290
Foreign currency adjustment(a)	—	1		—	1
Adjusted depreciation of revenue earning vehicles and lease charges	$61	$81		$(32)	$291
Average Vehicles (in whole units)	422,113	350,122		409,867	325,364
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$145	$231		$(78)	$894
Number of months in period (in whole units)	3	3		6	6
Depreciation Per Unit Per Month (in whole dollars)	$49	$77	(36)%	$(13)	$149	NM
NM - Not meaningful
(a)Based on December 31, 2021 foreign exchange rates.
(b)Effective in the third quarter of 2021, the Company revised its calculation of Total RPD and Total RPU to include ancillary retail vehicle sales revenues.
(c)Effective in the first quarter of 2022, the Company revised its calculation of Total RPU and Vehicle Utilization to use Average Rentable Vehicles in the denominator which excludes vehicles for sale on the Company's retail lots or actively in the process of being sold through other disposition channels.
(d)Calculated as Transaction Days divided by Available Car Days.

Supplemental Schedule V (continued)
HERTZ GLOBAL HOLDINGS, INC.
KEY METRICS CALCULATIONS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
________________________________________________________________________________________________________________________________________________________

International RAC

	Three Months Ended June 30,		Percent Inc/(Dec)	Six Months Ended June 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2022	2021		2022	2021
Total RPD
Revenues	$371	$230		$623	$415
Foreign currency adjustment(a)	18	(12)		21	(22)
Total Revenues - adjusted for foreign currency	$389	$218		$644	$393
Transaction Days (in thousands)	6,284	4,893		11,326	9,291
Total RPD (in dollars)(b)	$61.96	$44.45	39%	$56.82	$42.31	34%

Total Revenue Per Unit Per Month
Total Revenues - adjusted for foreign currency	$389	$218		$644	$393
Average Rentable Vehicles (in whole units)(c)	90,648	69,807		86,508	67,478
Total revenue per unit (in whole dollars)	$4,295	$3,116		$7,440	$5,825
Number of months in period (in whole units)	3	3		6	6
Total RPU Per Month (in whole dollars)(b)(c)	$1,432	$1,039	38%	$1,240	$971	28%

Vehicle Utilization
Transaction Days (in thousands)	6,284	4,893		11,326	9,291
Average Rentable Vehicles (in whole units)(c)	90,648	69,807		86,508	67,478
Number of days in period (in whole units)	91	91		181	181
Available Car Days (in thousands)	8,248	6,352		15,664	12,216
Vehicle Utilization(c)(d)	76%	77%		72%	76%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$45	$36		$79	$69
Foreign currency adjustment(a)	3	(2)		3	(4)
Adjusted depreciation of revenue earning vehicles and lease charges	$48	$34		$82	$65
Average Vehicles (in whole units)	91,194	71,044		87,392	69,019
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$526	$480		$934	$948
Number of months in period (in whole units)	3	3		6	6
Depreciation Per Unit Per Month (in whole dollars)	$172	$160	7%	$156	$158	(2)%
(a)Based on December 31, 2021 foreign exchange rates.
(b)Effective in the third quarter of 2021, the Company revised its calculation of Total RPD and Total RPU to include ancillary retail vehicle sales revenues.
(c)Effective in the first quarter of 2022, the Company revised its calculation of Total RPU and Vehicle Utilization to use Average Rentable Vehicles in the denominator which excludes vehicles for sale on the Company's retail lots or actively in the process of being sold through other disposition channels.
(d)Calculated as Transaction Days divided by Available Car Days.

NON-GAAP MEASURES AND KEY METRICS
___________________________________________________________________

The term “GAAP” refers to accounting principles generally accepted in the United States. Adjusted EBITDA is the Company's segment measure of profitability and complies with GAAP when used in that context.

NON-GAAP MEASURES

Non-GAAP measures are not recognized measurements under GAAP. When evaluating the Company's operating performance or liquidity, investors should not consider non-GAAP measures in isolation of, superior to, or as a substitute for measures of the Company's financial performance as determined in accordance with GAAP.

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share ("Adjusted EPS")

Adjusted Net Income (Loss) represents income or loss attributable to the Company as adjusted to eliminate the impact of GAAP income tax; vehicle and non-vehicle debt-related charges; restructuring and restructuring related charges; information technology and finance transformation costs; acquisition accounting-related depreciation and amortization; reorganization items, net; pre-reorganization and non-debtor financing charges; gain from the sale of a business; change in fair value of Public Warrants; unrealized (gains) losses on financial instruments and certain other miscellaneous items on a pre-tax basis. Adjusted Net Income (Loss) includes a provision (benefit) for income taxes derived utilizing a combined statutory rate. The combined statutory rate is management's estimate of the Company's long-term tax rate. Its most comparable GAAP measure is net income (loss) attributable to the Company.

Adjusted EPS represents Adjusted Net Income (Loss) on a per diluted share basis using the weighted-average number of diluted shares outstanding for the period. Its most comparable GAAP measure is diluted earnings (loss) per share.

Adjusted Net Income (Loss) and Adjusted EPS are important operating metrics because they allow management and investors to assess operational performance of the Company's business, exclusive of the items mentioned above that are not operational in nature or comparable to those of the Company's competitors.

Adjusted Corporate EBITDA and Adjusted Corporate EBITDA Margin

Adjusted Corporate EBITDA represents income or loss attributable to the Company as adjusted to eliminate the impact of GAAP income tax; non-vehicle depreciation and amortization; non-vehicle debt interest, net; vehicle debt-related charges; restructuring and restructuring related charges; information technology and finance transformation costs; reorganization items, net; pre-reorganization and non-debtor financing charges; gain from the sale of a business; change in fair value of Public Warrants; unrealized (gains) losses on financial instruments and certain other miscellaneous items.

Adjusted Corporate EBITDA Margin is calculated as the ratio of Adjusted Corporate EBITDA to total revenues.

Management uses these measures as operating performance metrics for internal monitoring and planning purposes, including the preparation of the Company's annual operating budget and monthly operating reviews, and analysis of investment decisions, profitability and performance trends. These measures enable management and investors to isolate the effects on profitability of operating metrics most meaningful to the business of renting and leasing vehicles. They also allow management and investors to assess the performance of the entire business on the same basis as its reportable segments. Adjusted Corporate EBITDA is also utilized in the determination of certain executive compensation. Its most comparable GAAP measure is net income (loss) attributable to the Company.

Adjusted operating cash flow and adjusted free cash flow

Adjusted operating cash flow represents net cash provided by operating activities net of the non-cash add back for vehicle depreciation and reserves, and exclusive of bankruptcy related payments made post emergence. Adjusted operating cash flow is important to management and investors as it provides useful information about the amount of cash generated from operations when fully burdened by fleet costs.

Adjusted free cash flow represents adjusted operating cash flow plus the impact of net non-vehicle capital expenditures and net fleet growth after financing. Adjusted free cash flow is important to management and investors as it provides useful information about the amount of cash available for, but not limited to, the reduction of non-vehicle debt, share repurchase and acquisition.

KEY METRICS

Available Car Days

Available Car Days represents Average Rentable Vehicles multiplied by the number of days in a given period.

Average Vehicles ("Fleet Capacity" or "Capacity")

Average Vehicles is determined using a simple average of the number of vehicles in the fleet whether owned or leased by the Company at the beginning and end of a given period.

Average Rentable Vehicles

Average Rentable Vehicles reflects Average Vehicles excluding vehicles for sale on the Company’s retail lots or actively in the process of being sold through other disposition channels.

Depreciation Per Unit Per Month ("Depreciation Per Unit" or "DPU")

Depreciation Per Unit Per Month represents the amount of average depreciation expense and lease charges per vehicle per month, exclusive of the impacts of foreign currency exchange rates so as not to affect the comparability of underlying trends. This metric is important to management and investors as it reflects how effectively the Company is managing the costs of its vehicles and facilitates comparisons with other participants in the vehicle rental industry.

Total Revenue Per Transaction Day ("Total RPD"or "RPD"; also referred to as "pricing")

Total RPD represents revenue generated per transaction day, excluding the impact of foreign currency exchange rates so as not to affect the comparability of underlying trends. This metric is important to management and investors as it represents a measure of changes in the underlying pricing in the vehicle rental business and encompasses the elements in vehicle rental pricing that management has the ability to control.

Historically, the Company excluded revenue generated from ancillary retail vehicles sales. Effective in the third quarter 2021, the Company revised its calculation of Total RPD to include ancillary retail vehicle sales revenues to better align with current industry practice. Prior periods shown have been restated to conform with the revised definition.

Total Revenue Per Unit Per Month ("Total RPU" or "Total RPU Per Month")

Total RPU Per Month represents the amount of revenue generated per vehicle in the rental fleet each month, excluding the impact of foreign currency exchange rates so as not to affect the comparability of underlying trends. This metric is important to management and investors as it provides a measure of revenue productivity relative to the number of vehicles in our rental fleet whether owned or leased, or asset efficiency.

Historically, the Company excluded revenue generated from ancillary retail vehicles sales. Effective in the third quarter 2021, the Company revised its calculation of Total RPU to include ancillary retail vehicle sales revenues to better align with current industry practice. Also, historically, the company used Average Vehicles as the denominator to calculate Total RPU and effective in the first quarter of 2022, the Company revised the calculation to use Average Rentable Vehicles. Prior periods shown have been restated to conform with the revised definition.

Transaction Days ("Days"; also referred to as "volume")

Transaction Days represents the total number of 24-hour periods, with any partial period counted as one Transaction Day, that vehicles were on rent (the period between when a rental contract is opened and closed) in a given period. Thus, it is possible for a vehicle to attain more than one Transaction Day in a 24-hour period. This metric is important to management and investors as it represents the number of revenue-generating days.

Vehicle Utilization ("Utilization")

Effective in the first quarter of 2022, in connection with the appointment of the new CEO (who serves as our Chief Operating Decision Maker) and arising from significantly increased activity in vehicle dispositions, we began using Average Rentable Vehicles when calculating Available Car Days, Total RPU and Utilization instead of Average Vehicles. Average Rentable Vehicles excludes vehicles for sale on the Company’s retail lots or actively in the process of being sold through other disposition channels. We believe this is a better measure of the productivity of our rental fleet as it is unaffected by fluctuations in disposition activity. Prior periods have been restated to conform with the revisions, as appropriate.